EXH. 10.1

                                                               EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 10, 2000

                                 BY AND BETWEEN

                            FRONT PORCH DIGITAL INC.

                                       AND

                         STORAGE TECHNOLOGY CORPORATION



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                                Table of Contents
                           (Not part of the Agreement)
                                                                       PAGE NO.

ARTICLE I  CERTAIN DEFINITIONS................................................1
ARTICLE II  PURCHASE AND SALE OF ASSETS; PURCHASE PRICE.......................8
   2.01     Sale of the Acquired Assets.......................................8
   2.02     Excluded Assets...................................................9
   2.03     Liabilities.......................................................9
   2.04     Purchase Price...................................................10
   2.05     Purchase Price Adjustment........................................10
   2.06     Treatment of Purchase Price......................................11
ARTICLE III  CLOSING AND PAYMENT OBLIGATION..................................12
   3.01     Closing..........................................................12
   3.02     Deliveries by Seller.............................................12
   3.03     Deliveries by Purchaser..........................................13
ARTICLE IV  ADDITIONAL AGREEMENTS............................................14
   4.01     Agreement Not to Compete and to Maintain Confidentiality.........14
   4.02     Investigation....................................................16
   4.03     Conduct of the Business Pending the Closing......................17
   4.04     Taxes, Fees and Expenses.........................................19
   4.05     Employees........................................................19
   4.06     Purchaser to be Exclusive Provider...............................20
   4.07     Maintenance of Books and Records.................................21
   4.08     Bulk Sales Law...................................................21
   4.09     [Reserved].......................................................21
   4.10     Website links....................................................21
   4.11     Further Cooperation..............................................21
   4.12     Continued Commission Payments by the Seller and Related Matters..21
   4.13     Purchaser's Board of Directors...................................23
   4.14     Software Escrow Agreement........................................23
   4.15     The Seller's Employees...........................................23
   4.16     Continuing Use of Information....................................23
   4.17     Effect of Release Event..........................................24
   4.18     License to use Non-Business Software Products....................24
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE SELLER......................24
   5.01     Organization.....................................................24
   5.02     Investment Representations.......................................24
   5.03     Authorization....................................................25
   5.04     Valid and Binding................................................25
   5.05     No Violation.....................................................25
   5.06     Consents and Approvals...........................................26
   5.07     Financial Data...................................................26
   5.08     Interim Operations...............................................26
   5.09     Undisclosed Liabilities..........................................27
   5.10     Taxes............................................................28

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                                Table of Contents
                           (Not part of the Agreement)

                                                                       PAGE NO.

   5.11     Condition of Property............................................28
   5.12     Contracts and Commitments........................................28
   5.13     Intellectual Property and Technology.............................29
   5.14     Title to the Acquired Assets.....................................31
   5.15     Environmental Matters............................................31
   5.16     [Reserved].......................................................32
   5.17     Employees and Labor Relations....................................32
   5.18     Licenses; Permits................................................33
   5.19     Litigation.......................................................33
   5.20     Court Orders, Decrees, and Laws..................................33
   5.21     [Reserved].......................................................33
   5.22     Customers........................................................33
   5.23     Post June 2000 Revenue...........................................33
   5.24     Broker's Fees....................................................33
   5.25     Related-Party Transactions.......................................34
ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PURCHASER......................34
   6.01     Corporate Organization; Due Authorization........................34
   6.02     Capitalization...................................................34
   6.03     Authority and Validity...........................................35
   6.04     Financial Statements.............................................35
   6.05     Proprietary Rights...............................................35
   6.06     Material Contracts and Obligations...............................35
   6.07     Consents and Approvals of Governmental Authorities...............36
   6.08     No Violation.....................................................36
   6.09     Compliance with Other Instruments................................36
   6.10     Registration Rights..............................................36
   6.11     Board of Directors...............................................36
   6.12     Employee Compensation Plans......................................37
   6.13     Broker's Fees....................................................37
   6.14     Litigation.......................................................37
   6.15     Employees of the Seller..........................................37
   6.16     Disclosure.......................................................37
   6.17     Environmental Matters............................................37
ARTICLE VII  CONDITIONS OF CLOSING; CERTAIN COVENANTS........................38
   7.01     Conditions Precedent to the Obligations of Purchaser Hereunder...38
   7.02     Conditions Precedent to the Obligations of the Seller Hereunder..39
ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION....40
   8.01     Survival of Representations and Warranties.......................40
   8.02     Notice of Damages................................................40
   8.03     Agreements to Indemnify..........................................41

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                                Table of Contents
                           (Not part of the Agreement)

                                                                       PAGE NO.

   8.04     Conditions of Indemnification of Third Party Claims..............41
   8.05     Limitations on Indemnification...................................42
ARTICLE IX  TERMINATION......................................................43
   9.01     Termination of Agreement.........................................43
   9.02     Effect of Termination............................................43
ARTICLE  X  MISCELLANEOUS PROVISIONS.........................................44
   10.01    Expenses.........................................................44
   10.02    Notices..........................................................44
   10.03    Binding; No Assignment...........................................45
   10.04    Severability.....................................................45
   10.05    Governing Law; Consent to Jurisdiction and Venue.................45
   10.06    Counterparts.....................................................46
   10.07    Headings.........................................................46
   10.08    Entire Agreement; Amendment; Waiver..............................46
   10.09    Third Parties....................................................46
   10.10    Publicity........................................................46
   10.11    No Presumption...................................................46
   10.12    Gender; Tense, Etc...............................................47
   10.13    Reference to Days................................................47

                                    EXHIBITS
                                    --------

Exhibit 3.02(a)       Form of Bill of Sale for Tangible Property
Exhibit 3.02(b)       Form of Bill of Sale for Intangible Property
Exhibit 3.02(c)       Form of Assignment and Assumption Agreement
Exhibit 3.02(h)       Form of Transition Services Agreement
Exhibit 3.03(e)(i)    Form of Employment Agreement for Dr. Giancarlo Gaggero
Exhibit 3.03(e)(ii)   Form of Employment Agreement for Edward Ladd
Exhibit 3.03(h)       Form of Registration Rights Agreement

SCHEDULES

Schedule 1.01(a) Owned Tangible Property
Schedule 1.01(b) Leased Tangible Property
Schedule 1.01(c) Inventory
Schedule 1.01(d) Prepaid Expenses and Deposits
Schedule 1.01(e) Intellectual Property
Schedule 1.01(f) Subsisting Contracts
Schedule 2.03(a) Assumed Liabilities
Schedule 2.04(b) Stock Legends
Schedule 2.05(a) Seller's Closing Statement
Schedule 3.02(i) List of Revenues Invoiced or Invoice Requested
Schedule 4.05    List of Employees
Schedule 5.07    Financial Data
Schedule 5.08    Interim Operations
Schedule 5.12    Contracts & Commitments (Exceptions)
Schedule 5.13    Intellectual Property and Technology
Schedule 5.17(b) Employees and Labor Relations (Employees)
Schedule 6       Purchaser Disclosures

     ASSET PURCHASE AGREEMENT, dated as of October 10, 2000, by and between FRONT PORCH DIGITAL INC., a Nevada corporation ("Purchaser"), and STORAGE TECHNOLOGY CORPORATION, a Delaware corporation ("the Seller").

     WHEREAS, a discrete business of the Seller is providing media conversion and other media-related services, including, but not limited to, tape, disk and optical recovery, duplication, data conversion and archiving services; and

     WHEREAS, the Seller desires to sell and Purchaser desires to purchase substantially all of the assets used and useful in the operation of such business upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS
                               -------------------

     As used in this Agreement each of the following terms shall have the following meaning:

     "ACQUIRED ASSETS" shall mean the following assets, properties and rights of the Seller pertaining to the Business, with such additions thereto or deletions therefrom as may be permitted by the terms of this Agreement:

        (a) the Owned Tangible Property relating to the Business, as listed and described on SCHEDULE 1.01(a) hereto, and the Seller's rights under all related warranties;

        (b) all of the Seller's interest in the Leased Tangible Property relating to the Business, as listed and described on SCHEDULE 1.01(b) hereto;

        (c) the inventory of the Seller relating to the Business, as listed and described on SCHEDULE 1.01(c) hereto (the "Inventory");

        (d) the prepaid expenses and deposits relating to the Business, as listed and described on SCHEDULE 1.01(d) hereto;

        (e) the Intellectual Property of the Seller relating to the Business (other than the Non-Business Software Products), as listed and described on
SCHEDULE 1.01(e) hereto, all of the Seller's right, title and interest in, to and under the Licensed Intellectual Property relating to the Business, as listed and described on Schedule 1.01(e) hereto and the right to use the Non-Business Software Products currently used in the Business, as listed and described on
SCHEDULE 1.01(e);
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        (f) all of the Seller's rights and interest in, to and under the
Subsisting Contracts relating to the Business, as listed on SCHEDULE 1.01(f), including without limitation the rights to the revenues described in subparagraph (k) in this definition of Acquired Assets;

        (g) all customer, lead, mailing, circulation, purchaser and all other lists, correspondence and other files, computerized records and related documentation used in connection therewith, accounts, books and records relating to the Business and located at the headquarters of the Business in Houston, Texas (including without limitation those relating to (x) the Transferred Employees, (y) the purchase of materials, supplies or services relating to the Business, and (z) the production and sale of products or services));

        (h) all claims (including but not limited to claims under the Seller's insurance policies), causes of action and choses in action of the Seller arising primarily from or relating primarily to the Business;

        (i) [Reserved]

        (j) [Reserved]

        (k) all revenues, including development fees, generated by and allocable to the Business and recognizable by the Seller under accrual-based accounting procedures from and including July 1, 2000 to and including the Closing Date and allocable to work performed by the Seller after June 30, 2000, whether from contracts signed or projects commenced before or after July 1, 2000 or otherwise; provided, however, that Purchaser shall not be entitled to any revenues generated prior to the Closing Date by the "Intel Phase II" project; and

        (l) any and all proceeds arising from casualty insurance claims relating to the Acquired Assets paid to the Seller on or after the date hereof.

     "AFFILIATE" shall mean an affiliate of a Person, as the term "affiliate" is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

     "AGREEMENT" shall mean this Asset Purchase Agreement and all schedules and exhibits hereto.

     "ASSUMED LIABILITIES" shall have the meaning ascribed to such term in
Section 2.03(a).

     "AUDIT" shall mean any audit, assessment of Taxes, any other examination or claim by any Tax Authority, judicial, administrative or other proceeding or litigation (including any appeal of any such judicial, administrative or other proceeding or litigation) relating to Taxes and/or Tax Returns.

     "BANKRUPTCY EXCEPTIONS" as such term relates to the enforceability of any agreement or commitment, shall have the meaning ascribed to such term in Section 5.04.

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     "BENEFIT PLANS" shall mean employee benefit plans under Section 3(3) of
ERISA and any other employment, consulting, bonus, deferred compensation, incentive compensation, severance, termination or post-employment pay, disability, hospitalization or other medical, dental, vision, life or other insurance, stock purchase, stock option, stock appreciation, stock award, pension, profit sharing, 401(k) or retirement plan, agreement or arrangement, and each other employee benefit plan or arrangement arising out of the employment or the termination of an employee, former employee, retiree or sales personnel by the Seller, whether written or oral, tax-qualified under the Code or non-qualified, whether covered by ERISA or not, maintained or contributed to by the Seller covering its employees, former employees, retirees or sales personnel.

     "BUSINESS" shall mean the media services business of Seller, the headquarters of which is located at 5833 Westview Drive, Houston, Texas 77055, and which includes approximately 20 full-time employees; such business includes
(i) the provision of various services to customers (including the Seller) relating to data storage media both in the United States and in other countries, such as conversion of data from one type of media to another, duplication of data, data refreshing and data archiving, and (ii) the development, use and support of software and other tools that are used to perform such services.

     "CHANGE OF CONTROL" shall mean any of the following events: (i) a merger or consolidation of Purchaser with or into another company, with respect to which less than a majority of the outstanding voting power of the surviving or consolidated company is held by stockholders of Purchaser immediately prior to such event, (ii) the sale or transfer of all or substantially all of the properties and assets of Purchaser and its consolidated subsidiaries, (iii) any purchase by any party (or group of affiliated parties) of shares of capital stock of Purchaser (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of Purchaser immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase or (iv) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of Purchaser.

     "CLOSING" shall have the meaning ascribed to such term in Section 3.01.

     "CLOSING DATE" shall have the meaning ascribed to such term in Section
3.01.

     "CLOSING STATEMENT" shall mean a statement of Net Assets of the Business, prepared in accordance with generally accepted accounting principles consistently applied.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMPUTER EQUIPMENT" shall mean the computer equipment, devices and accessories (including personal computers, workstations, servers, data processing hardware and related telecommunications equipment, media and tools) used in the Business.

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

     "DAMAGES" shall have the meaning ascribed to such term in Section 8.03(a).

     "EMPLOYEE" shall have the meaning ascribed to such term in Section 5.17(b).

     "ENCUMBRANCE" shall mean any claim, mortgage, pledge, lien, security or other third party right or interest of any kind whatsoever, conditional sales agreement, option, encumbrance or charge of any kind affecting real or personal property.

     "ENVIRONMENTAL CLAIMS" shall mean any and all claims, actions, causes of action, or other written notices by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or civil or criminal penalties) arising out of or resulting from (i) circumstances forming the basis of any violation of any Environmental Laws or (ii) any releases of Hazardous Materials at any real or personal property presently or formerly owned, leased or managed by the Seller or at any disposal facility which may have received Hazardous Materials generated by the Seller.

     "ENVIRONMENTAL LAWS" shall mean any applicable federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction, each as in effect on or prior to the Closing Date, relating to the environment, safety or health.

     "ENVIRONMENTAL PERMITS" shall mean Permits required by Environmental Laws.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCLUDED ASSETS" shall have the meaning ascribed to such term in Section 2.02.

     "EXCLUDED BENEFIT PLANS" shall have the meaning ascribed to such term in
Section 2.02(b).

     "EXCLUDED LIABILITIES" shall have the meaning ascribed to such term in
Section 2.03(b).

     "FINANCIAL DATA" shall have the meaning ascribed to such term in Section 5.07.

     "FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in
Section 6.04.

     "FRONT PORCH COMMON STOCK" shall have the meaning ascribed to such term in
Section 2.04(b).

     "HAZARDOUS MATERIALS" shall include (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or


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

hazardous substance, extremely hazardous substance or chemical, hazardous waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials.

     "INTELLECTUAL PROPERTY" shall mean all intellectual property and all rights therein, whether common law, statutory or otherwise, domestic and foreign, and all registrations and registration applications for any such rights, including without limitation:

        (a) United States Letter Patent, any patents, reissues, divisions, continuations, continuations-in-part, reexaminations, renewals, extensions and substitutes thereof, any applications thereof, and all foreign counterparts thereof (including, in the case of patent applications, international or multi-national applications filed in accordance with Chapter II of the Patent Cooperation Treaty or any other multi-lateral agreement);

        (b) service marks, trademarks, trade names, brands, product and service names, logos and other distinctive identifications used in commerce, whether in connection with products or services, together with all goodwill related to any of the foregoing;

        (c) copyrights;

        (d) computer programs, computer databases, software and related systems (including, in all cases, both source and object code) and other Technology and the copyright in any fixations of the Technology; and

        (e) Proprietary Information and the copyright in any fixations of the Proprietary Information.

     "INVENTORY" shall have the meaning ascribed to such term in the definition of Acquired Assets in Article I.

     "LEASED TANGIBLE PROPERTY" shall mean Computer Equipment and other machinery, furniture, equipment and other tangible personal property that is subject to a leasehold interest held by the Seller.

     "LICENSED INTELLECTUAL PROPERTY" shall mean Intellectual Property that the Seller uses or has the right to use pursuant to Third Party Licenses.

     "MATERIAL ADVERSE EFFECT" shall mean an effect on the business, financial condition or results of operations of the Seller which effect, either individually or when aggregated with other such effects, is adverse and material.

     "NET ASSETS" shall have the meaning provided such term in Section 2.05(c).

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

     "NON-BUSINESS SOFTWARE PRODUCTS" shall mean the software owned by the Seller, including the internal microcode that is imbedded in the Seller's hardware products, that is licensed by the Seller to others outside of the Business.

     "NON-OWNED INTELLECTUAL PROPERTY" shall mean (a) Licensed Intellectual Property and (b) Intellectual Property that is publicly available for use without restriction or obligation of any kind to any other Person.

     "OFFERING MEMORANDUM" shall have the meaning provided such term in Section 5.02(d).

     "OWNED INTELLECTUAL PROPERTY" shall mean Intellectual Property (i) created or developed by employees of the Seller or (ii) to which the Seller has acquired, by purchase, assignment or other transfer the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others without the consent or approval of or payment to, any other Person.

     "OWNED TANGIBLE PROPERTY" shall mean Computer Equipment and other machinery, furniture, equipment and other tangible personal property owned by the Seller.

     "PERMIT" shall mean any license, franchise, permit, consent, order, approval, authorization or registration from, of or with a governmental entity.

     "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or any department, agency or political subdivision thereof.

     "POST CLOSING PAYMENT" shall have the meaning provided such term in Section 2.05(d).

     "PROPRIETARY INFORMATION" shall mean technical, commercial, marketing or other information, data and material of the kind normally considered to be confidential or proprietary in nature, including without limitation, any process, design, formula, know-how, information, invention, trade secret, Technology, or research, marketing or other data which has not entered the public domain.

     "PURCHASE PRICE" shall have the meaning provided such term in Section 2.04.

     "REAL PROPERTY" means the real property subject to the Real Property Lease and Seller's leasehold interest in such property.

     "REAL PROPERTY LEASE" shall have the meaning ascribed to such term in
Section 5.12(b).

     "RELATED DOCUMENTS" shall mean all other agreements, instruments, documents and certificates to be executed and delivered pursuant to this Agreement.

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

     "RELEASE" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment in violation of any applicable Environmental Law.

     "RELEASE EVENT" shall have the meaning provided such term in Section 4.14.

     "REPRESENTATIVES" shall mean, with respect to any Person, such Person's attorneys, accountants or other agents or employees.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SOFTWARE PRODUCTS" shall mean the computer software programs licensed by the Seller to others as part of the Business.

     "SUBSIDIARY" shall mean with respect to any Person, each entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "SUBSISTING CONTRACT" shall mean any contract, agreement, commitment, lease or restriction of any kind to which the Seller is a party or by which the Seller is bound or to which any of the Seller's assets are subject, including without limitation Third Party Licenses and Benefit Plans.

     "TANGIBLE PROPERTY" shall mean the Owned Tangible Property and the Leased Tangible Property.

     "TANGIBLE PROPERTY LEASES" shall mean any Subsisting Contract granting a right to use Leased Tangible Property.

     "TAX" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, wage, employment, excise, utility, communications, production, occupancy, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, capital levy, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including, without limitation, penalties, additions to tax, and interest attributable thereto (together with any interest on any such interest, penalties and additions to tax).

     "TAX AUTHORITY" shall mean the Internal Revenue Service ("IRS") and any other domestic or foreign authority responsible for the administration of any Taxes.

     "TAX LAWS" shall mean the Code, federal, state, county, local or foreign laws related to Taxes and any regulations or official administrative pronouncements released thereunder.

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

     "TAX RETURNS" shall mean all original and amended federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

     "TAXABLE PERIOD" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

     "TECHNOLOGY" shall mean all formulae; algorithms; processes; procedures; designs; ideas; concepts; strategic, business and other plans; research; inventions and invention disclosure (whether patentable or unpatentable); and all records of the foregoing, including without limitation, any laboratory notes; test, engineering and technical data, know-how, proprietary information and methodologies; trade secrets; technology; communications and associated peripheral devices and resources; computer software, programs and code, both object and source, in whatever form and media; databases; specifications, software manuals and program documentation (including, but not limited to, functional overviews, screen layouts, record layouts, design specifications, standard designs, user documentation, feature specifications, code and design documents, current buy lists (fixed and unfixed) and training material and any other information reasonably necessary to allow a programmer of ordinary skill to install, maintain and enhance the relevant source code on a computer server and transform such source code into an executable form for operation in accordance with its specification); and other information processing tangible and intangible items.

     "THIRD PARTY LICENSE" shall mean licenses, agreements, obligations or other commitments under which a Person has granted the Seller a right to use any Licensed Intellectual Property in connection with the Business but retains one or more rights to use such Intellectual Property, including without limitation those Third Party Licenses listed and described on SCHEDULE 1.01(E) hereto.

     "TRANSFERRED EMPLOYEE" shall mean any Employee that accepts the offer of employment by Purchaser on the Closing Date.


                                   ARTICLE II
                  PURCHASE AND SALE OF ASSETS; PURCHASE PRICE
                  -------------------------------------------

     2.01 SALE OF THE ACQUIRED ASSETS.

        (a) Subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to Purchaser, and relinquish exclusively to Purchaser in perpetuity, the Acquired Assets at the Closing.

        (b) It is the intention of the parties that, from and after the Closing Date, Purchaser shall:

                (i) receive and be entitled to exercise in full all rights and benefits pertaining to the Acquired Assets and perform all other such acts in relation thereto as Purchaser, in its sole discretion, deems advisable; and

                (ii) institute and prosecute all suits and proceedings and take all actions, in its own name or in the name of the Seller, as the case may be, as Purchaser, in its sole discretion, may deem necessary or proper to collect, assert or enforce any claim, right or title of any kind in and to any and all of the Acquired Assets.

     2.02 EXCLUDED ASSETS. Except for the assets described in subparagraphs (g),
(k) and (l) of the definition of "Acquired Assets," no tangible or intangible property of the Seller shall be deemed to be an Acquired Asset unless it is specifically listed and described as such on a Schedule hereto. All property of Seller that is not an Acquired Asset shall be referred to herein as the "Excluded Assets". Without limiting the scope of the Excluded Assets, the following assets of the Seller, whether or not used by or related to the Business, shall not be acquired by Purchaser and shall be deemed to be among the Excluded Assets:

        (a) All cash on hand and in banks and other cash items and equivalents of the Seller;

        (b) All Benefit Plans;

        (c) The Seller's corporate minute books and other books and records relating to internal corporate matters, and any other books and records not solely related to the Business (in each case other than books and records purchased by Purchaser pursuant to subparagraph (g) of the definition of "Acquired Assets"); and

        (d) Any claims, rights and interest in and to any refunds of federal, provincial, state or local franchise, income or other taxes or fees of any nature whatsoever that relate solely to the period up to and including the Closing.

     2.03 LIABILITIES.

        (a) ASSUMED LIABILITIES. At Closing, Purchaser shall assume, discharge and perform (i) the liabilities and obligations of the Seller under the Subsisting Contracts listed on Schedule 1.01(f), and (ii) the liabilities and obligations of the Seller listed on SCHEDULE 2.03(a) hereto (collectively, the "Assumed Liabilities").

        (b) EXCLUDED LIABILITIES. Except for the Assumed Liabilities identified in Section 2.03(a), neither Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, obligation, or other liability of the Seller, or any of its Affiliates, including without limitation, all

Excluded Benefit Plans and other liabilities related to Seller's Employees and former employees incurred or accrued prior to the Closing (the "Excluded Liabilities"), regardless or whether such debt, claim, obligation or other liability is matured or unmatured, contingent or fixed, known or unknown. The Seller agrees that it shall pay promptly when due any and all Excluded Liabilities arising out of the Business or the employees thereof not discharged by it at or prior to Closing.

     2.04 PURCHASE PRICE. Subject to Section 2.05, the aggregate purchase price (the "Purchase Price") for the Acquired Assets shall be the following:

        (a) One Hundred Fifty Three Thousand Nine Hundred Fifteen Dollars and Sixty Three Cents ($153,915.63) shall be paid to the Seller or its designee at Closing by wire transfer in immediately available funds to such account of the Seller as shall be designated by the Seller in writing at least two (2) business days in advance of the Closing; and

        (b) 6,040,333 shares of common stock, par value $.001 per share ("Front Porch Common Stock"), of Purchaser, which shares (i) shall be registered in such name or names as shall be designated by the Seller in writing at least two (2) business days in advance of the closing, (ii) shall be issued pursuant to an exemption from registration under the Securities Act, and (iii) shall contain the legend or legends set forth on Schedule 2.04(b) hereof.

     2.05 PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.05:

        (a) Attached hereto as SCHEDULE 2.05(a) is a Closing Statement prepared by the Seller. The Closing Statement prepared by the Seller is hereinafter referred to as the "Seller's Closing Statement."

        (b) Within thirty (30) days following the Closing Date, Purchaser shall have the right to provide the Seller a Closing Statement (the "Purchaser's Closing Statement"). The Seller shall provide to Purchaser and its independent public accountants access to such of its records (including work papers and all relevant personnel) as may reasonably be required for the preparation of Purchaser's Closing Statement. If Purchaser does not provide a Closing Statement in accordance with this Section 2.05(b) or if Purchaser's Closing Statement does not demonstrate a Post-Closing Payment which is different from that calculated by using the Seller's Closing Statement, then the Seller's Closing Statement shall be deemed to be the "Accepted Closing Statement." If Purchaser's Closing Statement demonstrates a Post-Closing Payment which is different than that calculated by using the Seller's Closing Statement, then Purchaser and the Seller, together with Ernst & Young LLP and the Seller's independent public accountants, shall endeavor to resolve such difference and if a resolution is reached, such resolution shall determine the Post-Closing Payment and such resolution shall be reflected on the Accepted Closing Statement. If no resolution can be reached within thirty (30) days of completion of both Purchaser's Closing Statement and the Seller's Closing Statement, the Seller and Purchaser shall promptly select a third independent public accounting firm of national reputation to arbitrate the dispute, to review the Closing Statements and to determine the correct Closing Statement. Such determination, which shall be final and binding on Purchaser and the Seller, shall determine the

Post-Closing Payment and shall be deemed to be the Accepted Closing
Statement. The fees and expenses of the third independent public accounting firm shall be shared equally by the Seller and Purchaser.

        (c) "Net Assets" shall mean (i) the total assets of the Business recorded at net book value as of September 29, 2000 (further reduced by estimated depreciation from such date through the Closing Date) minus (ii) the total liabilities of the Business recorded at net book value as of the Closing Date, in each case determined in accordance with generally accepted accounting principles consistently applied. "Closing Net Assets" shall mean the Net Assets set forth on the Accepted Closing Statement.

        (d) If Closing Net Assets is less than the amount set forth in Section 2.04(a), then the Seller shall pay or cause to be paid to Purchaser, within five
(5) business days after delivery of the Accepted Closing Statement, an aggregate amount in cash equal to the difference between the amount paid by Purchaser pursuant to Section 2.04(a) and the Closing Net Assets amount. If Closing Net Assets is greater than the amount set forth in Section 2.04(a), then Purchaser shall pay to the Seller, within five (5) business days after delivery of the Accepted Closing Statement, an aggregate amount in cash equal to the difference between the amount set forth in Section 2.04(a) and the Closing Net Assets amount. The amount of such payment from the Seller to Purchaser or from Purchaser to the Seller, as the case may be, is referred to herein as the "Post-Closing Payment".

        (e) The Purchase Price shall be deemed to have been increased or decreased, as the case may be, by the amount of the Post-Closing Payment.

        (f) The number of shares of Front Porch Common Stock issuable by Purchaser to the Seller shall be subject to adjustment pursuant to the terms of paragraph 3 of the letter agreement dated the date hereof between Purchaser and the Seller.

     2.06 TREATMENT OF PURCHASE PRICE.

        (a) The Seller and Purchaser shall cooperate with each other to agree within 45 days following the Closing Date on an allocation of the Purchase Price among the Acquired Assets and the non-competition covenant set forth in Section
4.01 of this Agreement.

        (b) Each of the parties shall report the Tax consequences of the transactions called for in this Agreement in a manner consistent with the allocation so agreed upon by the parties. Such allocation shall be followed in all Tax Returns of Purchaser and the Seller for the taxable year that includes the Closing Date, and neither Purchaser nor the Seller will take any position inconsistent with such allocation unless otherwise required by applicable law.

                                   ARTICLE III

                         CLOSING AND PAYMENT OBLIGATION
                         ------------------------------

     3.01 CLOSING. The consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall be held at a time, place and manner as the Seller and Purchaser shall agree following the satisfaction or waiver (by Purchaser, in the case of the conditions in Section 7.01, and by the Seller, in the case of the conditions in Section 7.02) of all of the conditions to Closing set forth in Article VII hereof, or such other time, place and date as may be mutually agreed upon by the parties hereto. The date of the Closing is sometimes herein referred to as the "Closing Date".

     3.02 DELIVERIES BY THE SELLER. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Purchaser contained herein, and in consideration of the Purchase Price, the Seller agrees to deliver at the Closing the following, all reasonably satisfactory in form and substance to Purchaser and its legal counsel:

        (a) a duly executed bill of sale for the Owned Tangible Property to be acquired hereunder in the form attached hereto as EXHIBIT 3.02(a);

        (b) a duly executed bill of sale and assignment necessary to transfer to Purchaser the Intellectual Property in the form attached hereto as EXHIBIT 3.02(b);

        (c) duly executed assignment and assumption agreements necessary to transfer to Purchaser the Subsisting Contracts to be acquired hereunder in the forms attached hereto as EXHIBIT 3.02(c);

        (d) all documents of title, if any, necessary to transfer to Purchaser any of the Owned Tangible Property to be acquired hereunder;

        (e) evidence satisfactory to Purchaser that any and all liens on the Acquired Assets have been released;

        (f) all other deeds, endorsements, assignments and other instruments as, in the reasonable opinion of counsel for Purchaser, are necessary to vest in Purchaser such right, title and interest in and to any of the Acquired Assets to which Purchaser is entitled;

        (g) [Reserved].

        (h) a duly executed transition services agreement in the form attached hereto as EXHIBIT 3.02(h);

        (i) evidence of payment by wire transfer of immediately available funds in an amount equal to that portion of the revenues described in subparagraph (k) of the definition "Acquired Assets" which has been invoiced by the Seller (or for which employees in the

Business have requested an invoice) prior to the Closing Date, as set forth on
SCHEDULE 3.02(i); and

        (j) an opinion of Richard Bland Law Firm, counsel to the Seller, dated the Closing Date and addressed to Purchaser, in a form reasonably acceptable to Purchase and its legal counsel.

     3.03 DELIVERIES BY PURCHASER. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller contained herein, and in consideration of the Acquired Assets, Purchaser agrees to deliver at the Closing the following, all reasonably satisfactory in form and substance to the Seller and its legal counsel:

        (a) the wire transfer described in Section 2.04(a) hereof;

        (b) a certificate or certificates for the shares of Front Porch Common Stock described in Section 2.04(b) hereof;

        (c) a duly executed assignment and assumption agreement necessary to transfer to Purchaser the Subsisting Contracts in the form attached hereto as
EXHIBIT 3.02(c);

        (d) such other assignment, transfer and assumption documents and instruments as in the opinion of counsel of the Seller may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof;

        (e) duly executed employment agreements for Dr. Giancarlo Gaggero and Edward Ladd in the form attached hereto as EXHIBITS 3.03(e)(i) and (ii);

        (f) an opinion of Pryor Cashman Sherman & Flynn LLP, counsel to the Purchaser, dated the Closing Date and addressed to the Seller, in a form reasonably acceptable to the Seller and its legal counsel;

        (g) a duly executed transition services agreement in the form attached hereto as EXHIBIT 3.02(h); and

        (h) a duly executed registration rights agreement in the form attached hereto as EXHIBIT 3.03(h).

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS
                              ---------------------

     4.01 AGREEMENT NOT TO COMPETE AND TO MAINTAIN CONFIDENTIALITY.

        (a) For good and valuable consideration and in furtherance of the sale of the Acquired Assets and the Business to Purchaser hereunder, in order to insure that Purchaser obtains the benefits it reasonably expects to obtain hereunder and to more effectively protect the value and goodwill of the Acquired Assets and the Business, the Seller covenants and agrees that, except as provided in Sections 4.06, 4.12, 4.14 and 4.17 below, for the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, neither the Seller nor any of its Affiliates (collectively, the "Restricted Parties"), without the prior written consent of the Chief Executive Officer of Purchaser, its successor or assignee, will:

                        (i) directly or indirectly own, manage, operate or
            control, or participate with another Person in the ownership, management, operation or control of, any business or division or line of any business anywhere in the world which engages in a business similar to or competitive with the Business; PROVIDED, HOWEVER, that it will not be deemed a breach of this clause if the Restricted Parties collectively own beneficially or of record in the aggregate less than five percent (5%) of the issued and outstanding capital stock of a privately held company or ten percent (10%) of the issued and outstanding capital stock of a company whose stock is publicly traded on a national securities exchange or actively traded in a recognized over-the-counter market, and PROVIDED FURTHER, HOWEVER, that the design, development, manufacture and/or marketing of (a) the Seller's current hardware or software products not included in the Business (and future versions thereof and enhancements thereto) and/or (b) hardware or software products that facilitate or enable customers to manage their data storage media and thereby reduce or diminish their future need for the services provided by the Business, shall not be deemed to be a business similar to or competitive with the Business; or

                        (ii) induce or attempt to persuade any customer of the
            Business to terminate such relationship in order to enter into any similar relationship on behalf of any other business in competition with the Business; or

                        (iii) induce or attempt to persuade any Business Person
            (as defined below) to terminate or to refuse to enter into an agreement under which such Business Person performs or would perform services as an employee, consultant, agent or otherwise for Purchaser in support of the Business. For purposes of this clause
            (iii), "Business Person" shall mean any natural person (A) who is an employee of the Seller on the Closing Date or within sixty (60) days prior thereto and who becomes employed in the Business by Purchaser or an Affiliate of Purchaser in connection with the transactions contemplated hereby, (B) who, at the time of the prohibited contact, is an employee of Purchaser or an Affiliate of Purchaser engaged in the Business, or (C) who is (or was at any time within sixty (60) days prior to the prohibited contact by a Restricted Party) an employee, consultant or free-lance worker engaged in the Business for or on behalf of Purchaser or an Affiliate of Purchaser. Notwithstanding the foregoing provisions of this clause (iii), the Seller shall have the right to engage in the following activities:
            (A) soliciting applications for employment through generalized advertising or other means not specifically directed at a Business Person, (B) communicating in any way, including making an employment or consulting offer, with a Business Person in cases in which such Business Person initiates contact with the Seller regarding a possible employment or consulting position or (C) communicating in any way, including making an employment or consulting offer, with a Business Person who was not at any time during the sixty (60) days immediately preceding such communication an employee, consultant or free-lance worker engaged in the Business for or on behalf of Purchaser or an Affiliate of Purchaser.

        (b) The Seller hereby expressly acknowledges that the Acquired Assets include Proprietary Information of the Seller related to the Business. The Seller agrees that all such Proprietary Information is confidential and/or proprietary and that a substantial portion of the Purchase Price is being paid for such Proprietary Information and that it represents a substantial investment having significant economic and commercial value to Purchaser, and constitutes a substantial part of the value to Purchaser of the Business and the Acquired Assets. The Seller acknowledges that Purchaser would be irreparably damaged if any of the Proprietary Information of the Business was disclosed to, or used or exploited on behalf of, any Person or entity other than Purchaser or its Affiliates. Accordingly, the Seller covenants and agrees that the Restricted Parties shall not, without the prior written consent of the Chief Executive Officer of Purchaser, disclose, use or exploit any such Proprietary Information, whether for the benefit of such Restricted Party, any other Restricted Party or of any third party or otherwise, except that a Restricted Party may use or exploit a particular item of such Proprietary Information if and to the extent (but only if and to the extent) that such item:

                        (i) is or becomes publicly known or generally known in
            the industry through no act of such Restricted Party;

                        (ii) is required to be disclosed to (or by order of) a
            governmental agency or a court of law or otherwise as required by law; PROVIDED that prior to any such disclosure, notice of such requirement of disclosure is given to Purchaser and Purchaser is afforded the reasonable opportunity to object to such disclosure; or

                        (iii) is used as permitted in Section 4.16.

        (c) The Seller hereby expressly acknowledges that money damages will be impossible to calculate and may not adequately compensate Purchaser in connection with an actual or threatened breach by any Restricted Party of any of the provisions of this Section 4.01. Accordingly, the Seller hereby expressly waives, and to cause each other Restricted Party to waive, all rights to raise the adequacy of Purchaser's remedies at law as a defense if Purchaser seeks to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of this Section 4.01. In addition, and subject to Section 10.14 of this Agreement, Purchaser shall be entitled to pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of this Section 4.01; provided, however, that Purchaser's exclusive remedy for the use by a Restricted Party of intangible Proprietary Information included among the Acquired Assets (i.e. an idea, concept, algorithm, method, process, etc.) for a purpose that does not cause the Seller to be in violation of Section 4.01(a)(i) (other than a use that constitutes or results in (i) an infringement of a patent or copyright owned by Purchaser or (ii) the disclosure of such Proprietary Information to a third party) shall be an injunction restraining such Restricted Party from further use of such Proprietary Information.

        (d) The Seller and Purchaser acknowledge and recognize that each of the covenants contained in this Section 4.01 are integral to the sale to Purchaser of the Acquired Assets and the Business, that without the protection of such covenants Purchaser would not have entered into this Agreement, that the consideration paid by Purchaser as set forth in Section 2.04 hereof and the allocation of the consideration bears no relationship to the damages Purchaser may suffer in the event of any breach of such covenants, and that such covenants contain limitations as to time, geographical area and/or scope of activity to be restrained which are reasonable and necessary to protect Purchaser's business interests and the value of the Business and the Acquired Assets. If this Section
4.01 shall nevertheless for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, the parties shall agree to amend this Section 4.01 so that it will be enforceable to the fullest extent compatible with applicable laws that shall then apply.

     4.02 INVESTIGATION. (a) Each party agrees to cooperate fully with the other party and to give to such party, its officers, employees, auditors, legal counsel, representatives and agents reasonable access during normal business hours to all such information, documents, premises and employees as such party considers necessary or advisable for purposes of its investigation of the business of the other party; PROVIDED, HOWEVER, that any such access shall be conducted at the investigating party's expense, at a reasonable time and under the supervision of the personnel of the party being investigated. The parties agree to consult with each other in an effort to establish procedures designed to implement the provisions of this Section 4.02 in order to minimize disruption to their respective businesses. The parties acknowledge that they entered into a letter of intent dated August 15, 2000 (the "Letter of Intent"), and agree that with respect to Proprietary Information of the Seller, the obligations of Purchaser and its Affiliates to maintain such Proprietary Information in confidence pursuant to the Letter of Intent (the "Confidential Obligations") shall terminate upon the Closing to the extent such Proprietary Information is included in the Acquired Assets but shall continue in full force and effect as to all other of the Seller's Proprietary Information. Notwithstanding anything to the contrary contained in the Letter of Intent, Purchaser and its respective Affiliates may disclose Proprietary Information of the Seller to the extent such Proprietary Information:

                        (i) is or becomes publicly known or generally known in
            the industry through no act of Purchaser or its Affiliates or Representatives;

                        (ii) is required to be disclosed to or by order of a
            governmental agency or a court of law or otherwise as required by law; provided that prior to any such disclosure notice of such requirement of disclosure is provided to the Seller, and the Seller is afforded the reasonable opportunity to object to such disclosure; or

                        (iii) is required to be disclosed to Purchaser's
            Representatives working on this transaction.

          The Seller hereby agrees with respect to Proprietary Information of Purchaser that has been or may be disclosed to the Seller prior to the Closing Date to maintain such Proprietary Information in confidence pursuant to the Letter of Intent in the same manner as Purchaser is obligated to do so with respect to Proprietary Information of the Seller pursuant to this Section 4.02.

     4.03 CONDUCT OF THE BUSINESS PENDING THE CLOSING. The Seller agrees that from the date hereof through the Closing Date, the Business will be conducted only in the usual and ordinary course consistent with past practice, and, except as may be permitted by this Agreement, or approved in writing in advance by Purchaser, the Seller agrees as follows:

        (a) The Seller will, so far as it is within its power to do so, carry on the Business substantially in the same manner as heretofore conducted, and the Seller shall not institute any new methods of acquisition, production, marketing, distribution, sale, lease, license, management, operation, or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

        (b) The Seller shall not institute any new methods of accounting relating to the Business.

        (c) The Seller shall use commercially reasonable efforts to preserve the Business intact, to protect and preserve the Seller's assets, and preserve its relationships with licensors, suppliers, distributors, customers, contractors and employees.

        (d) Except as otherwise specifically permitted pursuant to this Agreement, the Seller shall not, with respect to the Business:

                        (i) (A) Borrow or agree to borrow any funds or (B)
            incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), in the case of (A) or (B) that would be an Assumed Liability, except in the case of clause (B) obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                        (ii) Permit or allow any of the Acquired Assets to be
            subjected to any Encumbrance of any kind or description (except Encumbrances created by law);

                        (iii) Dispose of or permit to lapse any rights to the
            use of any Intellectual Property included among the Acquired Assets (and the Seller shall take all commercially reasonable actions in respect of any infringement of any Intellectual Property of which it has knowledge), or dispose of or, except in the ordinary course of business, disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge relating to the Business;

                        (iv) Make any single capital expenditure or future
            commitment relating to the Business in excess of $20,000 for additions to property, plant or equipment or make aggregate capital expenditures or future commitments in excess of $50,000 for additions to property, plant or equipment; provided, however, that this restriction shall not apply to expenditures required to fulfill obligations to customers of the Business;

                        (v) Sell, transfer or lease (other than in the ordinary
            course of business consistent with past practices) any of the Acquired Assets to, or enter into any agreement or arrangement with, any Affiliate of the Seller;

                        (vi) Grant or extend any power of attorney or act as
            guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person;

                        (vii) Other than in the ordinary course of business
            consistent with past practice, distribute any property to any employee of the Seller engaged in the Business;

                        (viii) Grant to any officer or employee engaged in the
            Business any increase in compensation or benefits, other than increases in compensation or benefits for employees in the ordinary course of business consistent with past practice;

                        (ix) Pay any pension, retirement allowance or other
            employee benefit not required by any Benefit Plan of the Seller in existence on the date hereof;

                        (x) Adopt, agree to adopt, or make any announcement
            regarding (i) the adoption of any new pension, retirement or other employee benefit plan, policy or program that applies only to employees of the Business, or (ii) adoption of any amendments to any Benefit Plan of the Seller in existence on the date hereof that applies only to employees of the Business, unless otherwise required by applicable law; or

                        (xi) Agree, whether in writing or otherwise, to do any
            of the foregoing.

        (e) From the date hereof through the Closing Date, the Seller shall give prompt written notice to Purchaser of any material casualty losses or damages with respect to the Acquired Assets (whether or not any such loss or damage shall have been covered by insurance) and, if such loss is insured, the Seller shall promptly notify the carrier and make a claim;

        (f) No contract or commitment will be entered into, and no purchase of supplies and no sale of any of the Seller's assets will be made, by or on behalf of the Seller in respect of the Business, except (i) normal contracts or commitments for the purchase of, and normal purchases of, supplies or inventory or for the sale of inventory, in each case made in the ordinary course of business and consistent with past practice, and (ii) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice.

        (g) The Seller shall maintain insurance on the Acquired Assets consistent with past practices and the Acquired Assets shall be used, operated, maintained and repaired in the ordinary course of business consistent with past practice.

        (h) The Seller shall not do any act or omit to do any act, or permit any act or omission to act (to the extent the Seller has control over such act or omission), which will cause a breach of any material contract or commitment of the Seller arising out of or relating to the Business or which would cause the breach by the Seller of any representation, warranty, covenant or agreement made hereunder.

        (i) The Seller shall duly comply in all material respects with all laws applicable to it and its properties, operations, business and employees comprising the Business.

     4.04 TAXES, FEES AND EXPENSES. In addition to the Purchase Price, all sales, use, transfer, and purchase taxes and fees, if any, arising out of the transfer of the Acquired Assets pursuant to this Agreement shall be paid by Purchaser.

     4.05 EMPLOYEES. (a) Purchaser shall extend offers of employment (contingent upon the Closing) to the Employees listed on Schedule 4.05 on such terms as Purchaser shall determine in its sole discretion, it being understood that the Seller shall be responsible for, and shall indemnify and hold harmless (as set forth in Article VIII) Purchaser from and against, any severance, termination, accrued vacation, "golden parachute" or other similar obligations with respect to any Employees, whether or not such Employee accepts employment with the Purchaser, whether pursuant to corporate policy, any Benefit Plans (as defined in Section 5.21(a) hereof), or by law (domestic or foreign), including without limitation any liabilities arising under the Workers Adjustment and Retraining Notification Act ("WARN") and whether or not pursuant to individual agreement or commitment or group plan. No agreement, understanding or arrangement entered into by a Transferred Employee and the Seller shall prohibit or restrict a Transferred Employee from disclosing to Purchaser Proprietary Information of the Seller that is included in the Acquired Assets.

        (b) [Reserved].

        (c) Purchaser shall not assume any obligation or liability for and the Seller shall remain responsible for any and all obligations and liabilities to the Employees, former Employees and Transferred Employees of the Seller related to any employment or service performed or otherwise, which were incurred or accrued prior to the Closing whether payable prior to or after the Closing.

     4.06 PURCHASER TO BE EXCLUSIVE PROVIDER. (a) Until the fifth (5th) anniversary of the Closing Date, the Seller agrees that Purchaser shall be the exclusive provider to the Seller and its Affiliates of, and Purchaser agrees that it shall provide to the Seller and its Affiliates on terms at least as favorable as those available to any other of Purchaser's resellers of the services that comprise the Business of comparable size and magnitude (but in no event greater than 90% of Purchaser's market prices for end users), all services that comprise the Business, whether for the internal purposes of the Seller or for third parties and whether domestic or foreign. In addition, during such period, the Seller and Purchaser agree that Purchaser shall be the exclusive provider (either directly or as a subcontractor of the Seller) to Seller's and its Affiliates' customers of all services that comprise the Business with respect to all third-party Business opportunities and contracts generated by the Seller's or its Affiliates' sales force or through the Seller's or its Affiliates' sales and marketing efforts (a "Sales Opportunity"). The Seller agrees that it will cause its and its Affiliates' sales force to quote pricing for each Sales Opportunity only in accordance with Purchaser's then-applicable pricing terms, and Purchaser agrees that it will provide the services contemplated in each Sales Opportunity on terms at least as favorable as those available to any other of Purchaser's resellers of the services that comprise the Business of comparable size and magnitude (but in no event greater than 90% of Purchaser's market prices for end users). Notwithstanding the foregoing, the Seller and Purchaser shall mutually agree upon procedures for the implementation of, and the compensation of Seller's sales force with respect to, this Section
4.06 and Section 4.12.

        (b) Until the fifth (5th) anniversary of the Closing Date, Purchaser agrees that it will not, without the Seller's prior written consent (which consent shall not be unreasonably withheld), (A) sell all or substantially all of the assets comprising the Business, or (B) agree to a Change of Control, in either case, without obtaining from the purchaser of such assets or the Person obtaining such control its agreement to abide by the provisions of Sections 4.06(a), 4.12, 4.13 and 4.14 (including the escrow agreement executed pursuant to Section 4.14).

        (c) If and to the extent Purchaser is unable to provide services to the Seller or its customers in accordance with Section 4.06(a) for a period of fifteen (15) days after notice thereof is given to Purchaser by the Seller, the Seller shall have the right to provide such services either directly or through a competitor of Purchaser. For that purpose, and for that purpose only, Seller shall retain an object code only non-transferrable license to the software tools used in the Business for data conversion, which Purchaser will update from time to time with any improvements made by Purchaser to such software tools; PROVIDED, HOWEVER, that Seller shall make no use of such software tools except as provided pursuant to this Section 4.06(c).

        (d) The Seller shall have the right from time to time to conduct reasonable audits of Purchasers books and records during normal business hours for the purpose of verifying Purchaser's compliance with the pricing provisions of Section 4.06(a).

     4.07 MAINTENANCE OF BOOKS AND RECORDS. Each of the parties hereto shall preserve, until at least the fifth (5th) anniversary of the Closing Date, all pre-closing records possessed or to be possessed by such party relating to the Business. After the Closing Date and up until at least the fifth (5th) anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall (x) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (y) permit the requesting party or its representatives to make copies of such records, in each case at no cost to the requesting party or its representatives (other than for reasonable out-of-pocket expenses). Such records may be sought under this Section 4.07 for any reasonable purpose, including, without limitation, to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records.

     4.08 BULK SALES LAW. Purchaser hereby waives compliance by the Seller with the provisions of all applicable state bulk sales laws, and the Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Purchaser by reason of such noncompliance to the extent that such liabilities arise before the Closing, and agrees to protect, defend, save harmless and indemnify Purchaser from and against any and all such claims and demands pursuant to the procedures set forth in Article VIII hereof which shall apply thereto in all respects.

     4.09 [Reserved].

     4.10 WEBSITE LINKS. The parties agree to cooperate with each other to provide reasonable and appropriate links between their respective internet web sites.

     4.11 FURTHER COOPERATION. Each of the Seller and Purchaser shall cooperate, and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the execution and delivery by each of the individuals named in Section 3.03(e) hereof of the respective employment agreements required thereby.

     4.12 CONTINUED COMMISSION PAYMENTS BY THE SELLER AND RELATED MATTERS. In order to enhance the synergy between the businesses of Purchaser and the Seller, until the fifth (5) anniversary of the Closing Date:

        (a) The Seller shall continue to pay commissions to its sales force on revenue derived from transactions in which the Seller subcontracts the media services portion of such transactions to Purchaser. Commissions payable for media services revenues sold by the Seller shall be comparable to commissions payable for the hardware and software products sold by the

Seller in such transactions, and such media services revenues shall count toward the quotas established for the Seller's sales force.

        (b) [Reserved].

        (c) The Seller shall provide Purchaser with information and contacts to enable Purchaser to apply to be a value added reseller ("VAR") of the Seller. If the Purchaser qualifies as a VAR, the Seller shall make equipment available to Purchaser for resale to the end customer on the same basis as such equipment is made available to the Seller's other VARs.

        (d) The Seller shall sell newly-developed products to Purchaser for use by Purchaser solely in the development and delivery of media services. The price for such products shall be the Seller's standard cost for such products plus 15%. Such products shall be delivered to Purchaser on a priority basis to the Seller's VAR customers and may not be resold without the prior written consent of the Seller.

        (e) For transactions in which Purchaser contracts directly with a customer and the Seller's sales force plays a significant role in procuring the transaction, Purchaser shall pay to the Seller a commission equal to 10% of the media services revenues involved in such transaction, exclusive of media products and the Seller's hardware and software. The Seller shall then pay commissions to its sales force based on the commissions paid by Purchaser to the Seller, as provided in subparagraph (a) above.

        (f) The parties agree to cooperate in creating appropriate communications to the Seller's sales force that explain the new relationship between the parties and the above elements of that relationship. The Seller shall distribute these communications under executive sponsorship.

        (g) The Seller shall sell to Purchaser Imation media at a price equal to the Seller's direct cost (which includes any shipping, handling and sales taxes and the like) plus 1% to cover the Seller's indirect costs of providing Purchaser such media. The parties agree that the Seller shall have the right to review its indirect costs from such sales on an annual basis. If the Seller shall determine that the then-agreed price to Purchaser of Imation media is an amount less than the Seller's direct and indirect costs for such sales, the parties shall negotiate in good faith to adjust the purchase price to Purchaser of Imation media to an amount sufficient to enable the Seller to recoup such costs of providing Purchaser such media.

        (h) If following the Closing any customer of the Business notifies either the Seller or Purchaser that it does not desire to have its customer contract assigned to Purchaser hereunder, the Seller shall agree to continue to perform the services to be provided under such contract and the services to be furnished under such contract shall be performed by Purchaser as a subcontractor of the Seller. In such event, Seller shall pay to Purchaser promptly upon receipt all revenues received in respect of such contract (but excluding revenues included in the Seller's payment to Purchaser pursuant to Section 3.02(i)).

     4.13 PURCHASER'S BOARD OF DIRECTORS. As soon as practicable after the Closing Date, Purchaser shall take such action as may be necessary to confer upon the Seller the right, so long as the Seller beneficially owns at least ten percent (10%) of the outstanding Front Porch Common Stock, to appoint a representative to serve on Purchaser's Board of Directors.

     4.14 SOFTWARE ESCROW AGREEMENT. Within 60 days after the Closing Date, Purchaser shall deposit in escrow a copy of the then-current version of the software described in Schedule 1.01(e), in both source code and object code form, pursuant to a software escrow agreement that the parties shall execute as soon as reasonably practicable after the Closing Date. Such software escrow agreement shall (i) have a term of five (5) years, (ii) contain customary terms and (iii) provide, among other things, for (a) the release of the escrowed software to the Seller upon Purchaser's bankruptcy, Purchaser's repudiation of its further obligations under Section 4.06 or, except as permitted by Section 4.06(b), Purchaser's exiting all or substantially all of the Business (a "Release Event"), (b) the grant to the Seller effective upon a Release Event of a non-exclusive license to use the escrowed software to provide the services comprising the Business and (c) Purchaser to update the escrowed software annually.

     4.15 The SELLER'S EMPLOYEES. Purchaser agrees that for the five-year period commencing on the Closing Date it will not induce or attempt to persuade any Seller Business Person (as defined below) to terminate or to refuse to enter into an agreement under which such Seller Business Person performs or would perform services as an employee, consultant, agent or otherwise for the Seller. For purposes of this Section 4.15, "Seller Business Person" shall mean any natural person who, at the time of the prohibited contact or within the sixty
(60) days immediately prior thereto, is an employee, consultant or free-lance worker of the Seller. Notwithstanding the foregoing provisions of this Section 4.15, Purchaser shall have the right to engage in the following activities: (a) soliciting applications for employment through generalized advertising or other means not specifically directed at a Seller Business Person, (b) communicating in any way, including making an employment or consulting offer, with a Seller Business Person in cases in which such Seller Business Person initiates contact with Purchaser regarding a possible employment or consulting position or (c) communicating in any way, including making an employment or consulting offer, with a Seller Business Person who was not at any time during the sixty (60) days immediately preceding such communication an employee, consultant or free-lance worker of the Seller.

     4.16 CONTINUING USE OF INFORMATION. The parties acknowledge that (a) certain Proprietary Information included among the Acquired Assets may be currently used by or available for use by the Seller outside the Business and
(b) certain Proprietary Information included among the Excluded Assets may be currently used or available for use in the Business. The parties further acknowledge that it would be a hardship to identify and purge all such Proprietary Information. Accordingly, the parties agree that after the Closing Date, each party shall have a nonexclusive right to use such Proprietary Information belonging to the other for the same or similar purposes for which such Proprietary Information was used prior to the Closing Date; PROVIDED, HOWEVER, that a party shall not have the right under this Section 4.16 (i) to use any Intellectual Property belonging to the other party other than Proprietary Information, (ii) to infringe a copyright or patent belonging to the other party or (iii) disclose any of such Proprietary Information to a third party.

     4.17 EFFECT OF RELEASE EVENT. The Seller's obligations under Sections 4.01(a), 4.06 and 4.12 shall terminate upon the occurrence of a Release Event.

     4.18 LICENSE TO USE NON-BUSINESS SOFTWARE PRODUCTS. Purchaser shall at the Seller's request, execute one or more of the Seller' standard license agreements covering the Non-Business Software Products acquired by Purchaser hereunder; provided, however, that Purchaser shall not be obligated to pay any license or other fees or costs for the use of such Non-Business Software Products.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER
                                  -------------

     As a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Seller represents and warrants to Purchaser as follows:

     5.01 ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite corporate power and authority to enable it to own, lease or otherwise hold the Acquired Assets and to carry on the Business as presently conducted. The Seller is duly qualified to do business and in good standing in each jurisdiction in which the nature of the Business or the ownership, leasing or holding of its properties relating to or used by the Business makes such qualification necessary.

     5.02 INVESTMENT REPRESENTATIONS.

        (a) The Seller hereby confirms that the shares of Front Porch Common Stock issued to the Seller hereunder will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part of such shares in contravention of applicable law, and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. The Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person in or with respect to any of such shares.

        (b) The Seller is, and upon the acquisition of the shares of Front Porch Common Stock issued by the Seller hereunder will be, an "accredited investor" within the meaning of Rule 501 of Regulation D of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act. The Seller acknowledges that it can bear the economic risk of the investment made hereunder and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the shares of Front Porch Common Stock issued to it hereunder.

        (c) The Seller understands that the shares of Front Porch Common Stock issued to the Seller pursuant to this Agreement are "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144") inasmuch as they will be acquired from Purchaser in a transaction not involving a public offering and that under the federal securities laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Seller represents that it is familiar with Rule 144 and understands the resale limitations imposed thereby and by the Securities Act. The Seller understands that the certificate evidencing such shares will bear an appropriate legend restricting transfers.

        (d) The Seller believes it has received or had an opportunity to review all the information it considers necessary or appropriate for deciding whether to accept as partial consideration for the transfer of the Acquired Assets the shares of Front Porch Common Stock to be issued to the Seller hereunder, including, without limitation, all reports and other information, including exhibits, filed by Purchaser with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, prior to the date hereof, and a copy of Seller's Confidential Private Placement Memorandum dated May 5, 2000, as supplemented by Supplement No. 1 thereto dated October 6, 2000 (the "Offering Memorandum"). The Seller further represents that it has had the opportunity to ask questions and receive answers from Purchaser regarding such shares and the business, properties, prospects and financial condition of Purchaser.

     5.03 AUTHORIZATION. The Seller has all requisite power and authority to enter into this Agreement and each Related Document to which it is a party and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by the Seller to authorize the execution, delivery and performance of this Agreement and each Related Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

     5.04 VALID AND BINDING. This Agreement constitutes (and, when executed and delivered at Closing, each Related Document, to the extent that the Seller is a party thereto, will constitute) a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought ((i) and (ii) collectively, the "Bankruptcy Exceptions").

     5.05 NO VIOLATION. The execution and delivery of this Agreement and each Related Document by the Seller, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon any of the Acquired Assets under, any provision of (i) the Certificate of Incorporation or By-laws of the Seller, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which the Seller is a party or by which any of its properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller or the property or assets of the Seller, except in the case of clauses (ii) and (iii) for any such violations, breaches, defaults, rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate would not have a Material Adverse Effect or would not adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement.

     5.06 CONSENTS AND APPROVALS. Except as set forth in a Subsisting Contract acquired hereunder, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any Subsisting Contract acquired hereunder is required to be obtained by the Seller in connection with the execution, delivery and performance of this Agreement and each Related Document or the consummation of the transactions contemplated hereby or thereby.

     5.07 FINANCIAL DATA. The Seller has furnished to Purchaser complete copies of unaudited statements of assets and liabilities of the Business as of December 31, 1999 and June 30, 2000 and unaudited statements of revenues and direct costs of the Business for the twelve (12) month period ended December 31, 1999 and the six (6) month periods ended June 27, 1999 and June 30, 2000 (collectively, the "Financial Data"), copies of which are attached hereto as SCHEDULE 5.07. The Financial Data have been prepared by the Seller on the basis of the books and records maintained by the Seller in the ordinary course of business in a manner consistently used and applied throughout the periods involved. The books and records of the Seller to which the Financial Data relate fully and fairly reflect bona fide transactions set forth therein.

     5.08 INTERIM OPERATIONS. (a) Except as set forth on SCHEDULE 5.08 or in the Financial Data, since December 31, 1999:

                        (i) the Business has been conducted by the Seller only
            in the ordinary and usual course consistent with past practices.

                        (ii) with respect to activities, events, assets and
            matters relating solely to the Business, the Seller has not:

                                (A) suffered any Material Adverse Effect;

                                (B) paid, discharged or satisfied any claims,
                        liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Financial

                        Data or incurred in the ordinary and usual course of business and consistent with past practice;

                                (C) canceled any debts owing to the Seller or
                        waived any claims or rights other than in the ordinary and usual course of business and consistent with past practices;

                                (D) sold, transferred, or otherwise disposed of,
                        any of its assets, except in the ordinary and usual course of business and consistent with past practice;

                                (E) made any change in any method of accounting
                        or accounting practice;

                                (F) written down or written up the value of any
                        inventory, increased inventory levels in excess of historical levels for comparable periods or written off as uncollectible any notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                                (G) [reserved];

                                (H) made any material change in the manner in
                        which products or services have been developed or marketed, except in the ordinary course of business consistent with past practice;

                                (I) granted to any officer or employee engaged
                        in the Business any increase in compensation or benefits, other than increases of compensation or benefits to employees in the ordinary course of business and consistent with past practice;

                                (J) disposed of, failed to take reasonable steps
                        to protect, or permitted to lapse, any rights for the use of, any of the Seller's rights for the use of its Intellectual Property used primarily in the Business, or disposed of, failed to take reasonable steps to protect, or disclosed to any Person any Proprietary Information of the Seller related primarily to, or used primarily in, the Business, other than in the ordinary and usual course of business and consistent with past practices; or

                                (K) suffered or agreed to take any of the
                        actions set forth in this subparagraph (ii).

                        (iii) None of the material assets of the Business have
            been affected in any way as a result of fire, explosion or other casualty (whether or not covered by insurance).

     5.09 UNDISCLOSED LIABILITIES. The Seller does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) arising out of the Business, except for liabilities or obligations (i) disclosed in the Financial Data, (ii) arising in the ordinary course of business consistent with past practice under, or set forth in, any Subsisting Contract listed on SCHEDULE 1.01(f) or (iii) incurred in the ordinary course of business consistent with past practice since December 31, 1999.

     5.10 TAXES. There are no liens for Taxes on the Acquired Assets, and no assessment of Taxes is proposed against Seller which could result in a lien for Taxes imposed upon the Acquired Assets.

     5.11 CONDITION OF PROPERTY. To the knowledge of the Seller, all material Tangible Property included within the Acquired Assets is in good operating condition and repair, reasonable wear and tear excepted, and none of such material Tangible Property is in need of maintenance or repairs except for ordinary, routine maintenance or replacement.

     5.12 CONTRACTS AND COMMITMENTS. (a) Except as set forth in SCHEDULE 5.12 hereto, SCHEDULE 1.01(f) lists all Subsisting Contracts that are material to, or arise solely out of, the Business. Except as set forth in SCHEDULE 5.12 hereto,
(i) all such Subsisting Contracts constitute valid and binding agreements of the Seller and, to the knowledge of the Seller, each other party thereto, enforceable in accordance with their terms (subject to the Bankruptcy Exceptions), (ii) with respect to such Subsisting Contracts there are no existing defaults by the Seller or, to the knowledge of the Seller, by any other party thereto and there is no event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such Subsisting Contracts by the Seller or, to the knowledge of the Seller, by any other party thereto, (iii) the Seller is not restricted by agreement from carrying on in any geographical location the Business as conducted on the date hereof and to be conducted on the Closing Date and (iv) there are no negotiations pending or in progress to revise any such Subsisting Contract.

            (b) Except for the commercial lease agreement executed by the landlord on December 8, 1996, by and between the Seller, as tenant, and Post Oak Service Center Joint Venture, as landlord, as amended by the addenda dated (or executed by landlord on) August 9, 1999 and April 24, 2000 (collectively, the "Real Property Lease"), a copy of which has been previously delivered to Purchaser, the Seller is not a party to any agreement relating to the Business with respect to any real property. The Real Property Lease is in full force and effect, has not been modified since April 24, 2000, and is binding and enforceable in accordance with its terms, subject only to the Bankruptcy Exceptions. With respect to the Real Property Lease, (i) all rental and other charges payable pursuant to the terms and conditions thereof have been paid and no rent has been paid in advance more than 30 days; (ii) there are no charges, offsets or defenses against the enforcement by any lessor thereunder of any agreement, covenant or condition on the part of the Seller to be performed or observed pursuant to the terms thereof; (iii) there are no actions or proceedings pending or, to the knowledge of the Seller, threatened by any landlord thereunder; and (iv) the lessor to the Real Property Lease holds a deposit in the amount of $7,115 as a security deposit for the Seller's account. There are no parties occupying or in possession of all or any portion of the Real Property other than the Seller, whether as lessees, tenants at will, trespassers or otherwise. To the Seller's knowledge, the continued maintenance, operation or use of the Real Property, any tract or portion thereof or any interest therein in the same manner as heretofore will not violate any zoning, building or other federal, provincial, state, or municipal law, ordinance, regulation or restriction and the current use of the Real Property and all parts thereof as aforesaid does not violate any restrictive covenants of record affecting the Real Property. To the Seller's knowledge, all licenses, permits and authorizations required by any governmental authority with respect to the Real Property have been obtained, have been validly issued and are in full force and effect. To the Seller's knowledge, no other party is in material default under the Real Property Lease. The Seller has the full legal power and authority to assign its rights under the Real Property Lease to Purchaser subject to obtaining the applicable consent as provided in the Real Property Lease. The Real Property (including the improvements thereon) is available for immediate use in the conduct and operation of the Business.

            (c) Except with respect to Third Party Licenses relating to shrinkwrap general purpose software, (i) each Third Party License included within the Acquired Assets is a valid, legally binding agreement, enforceable against the Seller, and to the knowledge of the Seller, each other party thereto in accordance with its terms, subject to the Bankruptcy Exceptions, and (ii) each Third Party License included within the Acquired Assets is in full force and effect and, with respect to each, there is no default by the Seller or, to the knowledge of the Seller, any other party thereto, and there is no event which, whether with or without notice, lapse of time, or the occurrence of any other event would constitute a default by the Seller or, to the knowledge of the Seller, any other party thereto.

     5.13 INTELLECTUAL PROPERTY AND TECHNOLOGY. Except as set forth on SCHEDULE 5.13, Schedule 1.01(e) sets forth a true, complete and correct list of all Intellectual Property, including Technology, of the Seller that is material to, or used solely in, the Business, including the Software Products and the Non-Business Software Products, and all other computer software, programs and code (other than shrinkwrap general purpose software) owned by or licensed to the Seller and used in the Business, including an indication in each case of which is Owned Intellectual Property, which is Licensed Intellectual Property and which are Non-Business Software Products. Except as set forth on SCHEDULE 5.13:

            (a) The Seller owns all legally enforceable right, title and interest to all Intellectual Property included within the Acquired Assets (except for Non-Owned Intellectual Property), free and clear of all Encumbrances and without obligation to pay any royalties, license fees or other amounts to any other Person.

            (b) [Reserved].

            (c) To the knowledge of the Seller, there is no unauthorized use, disclosure, infringement or misappropriation by any third party, including any employee or former employee of the Seller, of any Intellectual Property of the Seller set forth on SCHEDULE 1.01(e), or of any right of any third party in such Intellectual Property licensed by or through the Seller. The Seller has no agreement to indemnify any individual or entity against any charge of infringement of any of such Intellectual Property, other than indemnification provisions normal and usual for the Seller's industry contained in purchase orders, license agreements or other agreements arising in the ordinary course of business. The Seller has not received (nor does the Seller have any knowledge of) any notice, claim or allegation from any Person questioning the right of the Seller to unconditionally use, possess, transfer, convey or otherwise dispose of any of such Intellectual Property (other than the Licensed Intellectual Property) or questioning the right of the Seller to use any of such Licensed Intellectual Property. There is no interference, opposition, cancellation, reexamination or other contest, proceeding, action, suit, hearing, investigation, charge, complaint, demand, notice, claim, dispute nor any claim of infringement, misappropriation or other violation by the Seller of any Intellectual Property listed on SCHEDULE 1.01(e) or other proprietary rights of any other Person pending or, to the knowledge of the Seller, threatened against the Seller. No governmental agency or authority has disputed the Seller's right to obtain or continue registration of any Intellectual Property set forth in
SCHEDULE 1.01(e) where the Seller has applied for such registration, except where such dispute has been resolved in favor of issuing or continuing such registration. To the Seller's knowledge, the Seller's use of the Owned Intellectual Property listed on SCHEDULE 1.01(e), past and present, and the Seller's use of the Licensed Intellectual Property listed on SCHEDULE 1.01(e), past and present, has not and does not violate, interfere with or infringe upon the rights of any other Person nor does such use by the Seller constitute a breach of any agreement, obligation, promise or commitment by which the Seller may be bound or constitute a violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction.

            (d) Except as provided in the Subsisting Contracts acquired hereunder, no licenses or other rights have been granted by the Seller, and the Seller has no obligation to grant any licenses or other rights, with respect to any Intellectual Property set forth on SCHEDULE 1.01(e). No claims have been made by or against the Seller for any violation or infringement by others of any rights with respect to any of such Intellectual Property.

            (e) [Reserved].

            (f) To the Seller's knowledge, all statements and representations made by the Seller in any pending applications, filings or registrations for the Intellectual Property set forth in SCHEDULE 1.01(e) were true in all material respects as of the time they were made. To the Seller's knowledge, no registered copyright, trademark, service mark or patent included within such Intellectual Property has lapsed, expired or been abandoned or canceled, or is subject to any injunction, judgment, order, decree, ruling or charge or is subject to any pending or threatened oppositions, cancellations, interferences or other proceedings before the United States Patent and Trademark Office, the Trademark Trials and Appeals Board, the United States Copyright Office or in any other registration authority in any country.

            (g) [Reserved].

            (h) [Reserved].

        (i) The Seller has taken commercially reasonable actions to protect against the existence of (A) any protective, encryption, security or lock-out devices which might in any way interrupt, discontinue or otherwise adversely affect the Technology included within the Acquired Assets or Purchaser's use thereof; and (B) any so-called computer viruses, worms, trap or back doors, Trojan horses or any other instructions, codes, programs, data or materials which could improperly, wrongfully and/or without the authorization of Purchaser, interfere with the operation or use of such Technology.

            (j) The Seller has taken commercially reasonable security measures to maintain the Proprietary Information acquired hereunder (including without limitation source code included therein) as confidential and proprietary, and to protect against the loss, theft or unauthorized use of such Proprietary Information. To the knowledge of the Seller, all use, disclosure or appropriation of such Proprietary Information by or to a third party has been pursuant to the terms of an agreement between the Seller and such third party. To the knowledge of the Seller, all use, disclosure or appropriation by the Seller of such Proprietary Information not owned by the Seller has been pursuant to the terms of an agreement between the Seller and the owner of such Proprietary Information, or is otherwise lawful.

     5.14 TITLE TO THE ACQUIRED ASSETS. The Seller has good and marketable title to, a valid leasehold interest in or a valid right to use the Acquired Assets, free and clear of all Encumbrances, except for (i) properties and assets disposed of in the ordinary course of business since December 31, 1999, (ii) Encumbrances for Taxes not yet due and payable or Encumbrances for Taxes which are being contested in good faith, and (iii) Encumbrances which are not material to the value of the properties or assets encumbered and which do not impair in any material respect the current use or operation of such properties and assets. The Seller owns, or has a valid leasehold or other interest in, all assets necessary for the conduct of the Business as presently conducted by the Seller, and all such assets (except for the Seller's corporate support assets relating to sales, marketing, procurement, accounting, administrative, human resources and other support functions which are generally provided to the Business as well as other operations of the Seller) are included within the Acquired Assets.

     5.15 ENVIRONMENTAL MATTERS.

        (a) COMPLIANCE. (i) The Seller is in compliance with all applicable Environmental Laws; (ii) the Seller has not received any written communication from any Person that alleges that the Seller is not in compliance with applicable Environmental Laws; and (iii) there have not been any Releases of Hazardous Materials by the Seller or, to the knowledge of the Seller, by any non-Affiliate of the Seller, at any property currently or formerly owned or operated by the Seller that occurred during the period of the Seller's ownership or operation of such property.

        (b) ENVIRONMENTAL PERMITS. The Seller has all Environmental Permits necessary for the conduct and operation of the Business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Seller is in compliance with all terms and conditions of all such Environmental Permits and is not required to make any expenditure in order to obtain or renew any Environmental Permits.

        (c) ENVIRONMENTAL CLAIMS. There are no Environmental Claims pending or, to the knowledge of the Seller, threatened against the Seller, or against any real or personal property or operation that the Seller owns, leases or manages.

     5.16 [Reserved].

     5.17 EMPLOYEES AND LABOR RELATIONS. (a) (i) There is no labor strike or work stoppage or lockout actually pending, or, to the knowledge of the Seller, threatened, against or materially affecting the Business; during the past three years there has not been any such action actually pending against the Seller relating to the Business; and, to the knowledge of the Seller, there has not been any such action threatened against or materially affecting the Business;
(ii) none of the employees of the Seller engaged in the Business is represented by a union or subject to a collective bargaining agreement and, to the knowledge of the Seller, no union organizational campaign is in progress with respect to such employees, and no question concerning representation exists respecting such employees; and (iii) with respect to the Business, the Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There are no agreements or arrangements between the Seller and an individual consultant, former consultant, employee or former employee obligating the Seller to make any payment to any such individual that is conditioned upon the successful completion of the transactions contemplated by this Agreement.

        (b) SCHEDULE 5.17(b) hereto contains the names of all persons employed by the Seller in the Business as of September 30, 2000 (the "Employees") and lists which employees are exempt or non-exempt part-time or temporary employees, salary, commission, bonus entitlement and profit sharing arrangements both contractual and discretionary, an indication of which employees are on short-term or long-term disability, date of commencement of employment, and description of their function in the Business.

        (c) [Reserved].

        (d) [Reserved].

        (e) The Seller is not in breach of any material terms of employment of any of the Employees nor so far as the Seller is aware is any Employee in breach of any material term of his or her employment relationship.

        (f) As of the date hereof, none of the Employees has given or received notice of termination of his or her employment.

        (g) None of the Employees is the subject of any material disciplinary action by the Seller nor to the Seller's knowledge is any Employee engaged in any grievance procedure.

        (h) None of the Acquired Assets is subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

     5.18 LICENSES; PERMITS. There are no approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state or local governmental authorities, in each case that is material to the conduct of the Business and relates solely to the Business.

     5.19 LITIGATION. As of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of the Seller, threatened:

                        (i) which relates directly to, or arises directly out
            of, the Business; or

                        (ii) which questions or challenges the validity of, or
            seeks damages or equitable relief on the basis of, this Agreement or any action taken or to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby.

     5.20 COURT ORDERS, DECREES, AND LAWS. There is no outstanding or, to the knowledge of the Seller, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against the Seller involving or relating to the Business. The Seller is not in violation of any applicable federal, state or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree affecting, involving or relating to the Business, and the Seller has not received any notices of any allegation of any such violation. The foregoing shall be deemed to include laws and regulations relating to the federal patent, copyright, and trademark laws, state trade secret and unfair competition laws, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulations, safety (including OSHA), building, zoning or health laws, ordinances and regulations.

     5.21 [Reserved].

     5.22 CUSTOMERS. No customer of the Business has notified the Seller in writing of an intention on its part to terminate such customer's currently outstanding agreement for services with the Seller as they relate to the Business. The Seller has not taken any actions specifically intended to lead to the termination of any such Person's agreement with the Seller as it relates to the Business.

     5.23 POST JUNE 2000 REVENUE. SCHEDULE 3.02(i) sets forth a list of all invoices issued by the Seller (or requested to be issued by employees of the Business) for the revenues described in subparagraph (k) of the definition of Acquired Assets.

     5.24 BROKER'S FEES. Neither the Seller nor anyone acting on its behalf has made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fee or commission which is conditioned upon the successful completion of the transactions contemplated by this Agreement.

     5.25 RELATED-PARTY TRANSACTIONS. The Seller is not party to any contract, agreement, license, lease, or arrangement with, or any other commitment to, directly or indirectly, (1) any Affiliate of the Seller; (2) any officer or salaried employee of the Seller; (3) any corporation, trust, or other entity in which any such officer or salaried employee has a material equity or participating interest; or (4) any partnership in which any such officer or salaried employee has a partnership or participating interest, in each case, relating to or involving the Business, except, in each instance, for existing compensation arrangements under a Benefit Plan.


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

     As a material inducement to the Seller to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to the Seller as follows:

     6.01 CORPORATE ORGANIZATION . Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Except as listed on Schedule 6, Purchaser has no subsidiaries or affiliated companies and does not otherwise directly or indirectly control any other business entity.

     6.02 CAPITALIZATION. The authorized capital stock of Purchaser consists of 50,000,000 shares of Front Porch Common Stock, of which 19,810,768 shares will be issued and outstanding, fully paid and non-assessable immediately prior to the Closing, and 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares will be issued and immediately prior to the Closing. Purchaser has received and intends to accept subscriptions for 2,007,050 shares of Front Porch Common Stock received in connection with the offering described in the Offering Memorandum. There are 3,150,000 shares of Front Porch Common Stock reserved for issuance upon the exercise of outstanding warrants exercisable at $0.50 per share and 800,000 shares of Front Porch Common Stock reserved for issuance upon the exercise of outstanding warrants exercisable at $1.00 per share. There are 6,000,000 shares of Front Porch Common Stock reserved for issuance to employees, consultants or directors pursuant to the 2000 Equity Incentive Plan of Purchaser (the "Equity Incentive Plan"). There are options to purchase 25,000 shares of Front Porch Common Stock pursuant to the Equity Incentive Plan presently outstanding. There are no other options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights presently outstanding to purchase any of the authorized but unissued capital stock of Purchaser. To Purchaser's knowledge, except as set forth on
Schedule 6, there are no agreements among shareholders of Purchaser concerning the purchase or sale of securities of Purchaser. Purchaser has not reserved for issuance any shares of capital stock except as set forth herein or on Schedule 6.

     6.03 AUTHORITY AND VALIDITY. All corporate action on the part of Purchaser, its officers, directors and shareholders necessary for the issuance of the shares of Front Porch Common Stock to be issued to the Seller hereunder and the performance of Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. Such shares, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any preemptive or similar rights and any liens or encumbrances caused or created by Purchaser. Purchaser has the requisite power and authority to enter into this Agreement and each Related Document to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Related Document to which it is a party have been duly authorized by all necessary corporate action of Purchaser and no other action on the part of Purchaser is required in connection therewith. This Agreement and each Related Document to which Purchaser is a party constitutes, or when executed and delivered will constitute, a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject only to the Bankruptcy Exceptions.

     6.04 FINANCIAL STATEMENTS. Purchaser's unaudited financial statements at and for the period ended June 30, 2000 (the "Financial Statements") have been duly filed as part of Purchaser's quarterly reports filed with the Securities and Exchange Commission under the Exchange Act. The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Financial Statements fairly present the financial position of the Purchaser as of the respective dates and the results of operations for the respective periods covered by the Financial Statements. Since June 30, 2000, there have been no changes in the condition (financial or otherwise) of Purchaser which, either individually or in the aggregate, materially and adversely affected the business, prospects, condition, affairs, operations, properties or assets of the Purchaser, except as set forth on Schedule 6. Since June 30, 2000, Purchaser has not entered into any material transaction that is not reflected in the Financial Statements or listed on Schedule 6.

     6.05 PROPRIETARY RIGHTS. To the knowledge of Purchaser, Purchaser owns or has a valid right to use the patents, patent rights, trademarks, trade names, brand names, inventions, processes, formulae, licenses, permits, copyrights and other intellectual property rights necessary for the operation of Purchaser's business as presently conducted. Purchaser has no obligation to compensate any Person for the use of any such patents or other rights, and has granted to no Person any license or other rights to use in any manner any such patents or other rights of Purchaser, whether requiring the payment of royalties or not.

     6.06 MATERIAL CONTRACTS AND OBLIGATIONS.All agreements, contracts, liabilities and other obligations to which Purchaser is a party or by which it is bound, except such as individually may not involve more than fifty thousand dollars ($50,000) and collectively not aggregate more than two hundred thousand dollars ($200,000), are listed on Schedule 6. All of such agreements and contracts are valid and binding agreements of Purchaser and, to the knowledge of Purchaser, each other party thereto, and enforceable in accordance with their terms in all material respects, subject to the Bankruptcy Exceptions.

     6.07 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required to be obtained by Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for informational filings with the Securities and Exchange Commission and the Bureau of Economic Analysis of the United States Department of Commerce.

     6.08 NO VIOLATION. The execution and delivery by Purchaser of this Agreement and each Related Document to which Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof, does not and will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Encumbrance of any kind upon any of the properties or assets of Purchaser under, any provision of (i) the Certificate of Incorporation or By-laws of Purchaser, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which Purchaser is a party or by which any of its properties or assets are bound, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its property or assets.

     6.09 COMPLIANCE WITH OTHER INSTRUMENTS. Purchaser is not in violation, breach or default (whether or not declared) of any term of its Certificate of Incorporation or Bylaws, or of any material term or provision of any mortgage, indenture, loan agreement, contract, agreement or instrument to which Purchaser is a party or by which its property is bound, or, to its knowledge, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon Purchaser; provided, however, that Purchaser makes no representation with respect to any statute, rule or regulation the violation or breach of which will not have any material adverse effect on Purchaser's assets, business, prospects, affairs, operations or financial condition, in each case taken as a whole. To Purchaser's knowledge, no employee of Purchaser is in violation of (a) any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by Purchaser because of the nature of the business conducted or proposed to be conducted by Purchaser or for any other reason or (b) any statutory law (including governmental rules and regulations) or common law principle in the areas of unfair competition, trade secrets or proprietary information that would prohibit the use of information used or proposed to be used by Purchaser.

     6.10 REGISTRATION RIGHTS. Except as set forth in Schedule 6, Purchaser is not under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     6.11 BOARD OF DIRECTORS. Except as set forth in SCHEDULE 6, there exist no agreements or arrangements with respect to the nomination or election of directors of Purchaser.

     6.12 EMPLOYEE COMPENSATION PLANS. Except as set forth in SCHEDULE 6, Purchaser is not party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, retirement agreements or other employee compensation agreement, except oral employment agreements, offer letters or arrangements terminable by Purchaser at will.

     6.13 BROKER'S FEES. Neither Purchaser nor anyone acting on its behalf has made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

     6.14 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to Purchaser's knowledge, threatened against Purchaser or any of its Affiliates which, either in any case or in the aggregate, would prevent or hinder the consummation of the transactions contemplated by this Agreement or which would have any material adverse effect on Purchaser's assets, business, prospects, affairs, operations or financial condition, in each case taken as a whole, or which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

     6.15 EMPLOYEES OF THE SELLER. Purchaser does not have any agreement with any current employee of the Seller that provides for (i) having such employee of the Seller decline an offer of employment from Purchaser in connection with this Agreement for the purpose of rendering such employee eligible to receive severance payments or other termination benefits from the Seller, and (ii) the subsequent hiring of such employee by Purchaser.

     6.16 DISCLOSURE. Purchaser has filed, on a timely basis, all reports required to be filed by Purchaser under the Exchange Act. The reports filed by Purchaser under the Securities Act did not, on the dates such reports were filed, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     6.17 ENVIRONMENTAL MATTERS.

        (a) COMPLIANCE. (i) Purchaser is in compliance with all applicable Environmental Laws; (ii) Purchaser has not received any written communication from any Person that alleges that Purchaser is not in compliance with applicable Environmental Laws; and (iii) there have not been any Releases of Hazardous Materials by Purchaser or, to the knowledge of Purchaser, by any non-Affiliate of Purchaser, at any property currently or formerly owned or operated by Purchaser that occurred during the period of Purchaser's ownership or operation of such property.

        (b) ENVIRONMENTAL PERMITS. Purchaser has all Environmental Permits necessary for the conduct and operation of Purchaser's business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Purchaser is in compliance with all terms and conditions of all such Environmental

Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits.

        (c) ENVIRONMENTAL CLAIMS. There are no Environmental Claims pending or, to the knowledge of Purchaser, threatened against Purchaser, or against any real or personal property or operation that Purchaser owns, leases or manages.

     6.18 CONFLICTS OF INTEREST. Except as set forth in Schedule 6, to the knowledge of Purchaser, no officer or director of Purchaser or any of its Affiliates has, either directly or indirectly, (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to Purchaser or which purchases services or products from Purchaser or whose services or products are similar to those furnished or sold by Purchaser, or (b) a beneficial interest in any contract, agreement or commitment to which Purchaser may be bound. To the knowledge of Purchaser, none of the officers of Purchaser owns, directly or indirectly, of record or beneficially, more than one percent (1%) of the outstanding voting securities (which will include any security or option convertible into or exercisable for voting securities) of any corporation with which Purchaser does business, nor is any officer of Purchaser a general partner or limited partner in a partnership with which Purchaser does business in which he has a direct or indirect interest in more than one percent (1%) of the profits of such partnership.


                                   ARTICLE VII

                    CONDITIONS OF CLOSING; CERTAIN COVENANTS
                    ----------------------------------------

     7.01 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER HEREUNDER. All obligations of Purchaser hereunder with respect to the purchase and sale of the Acquired Assets are subject to the fulfillment to the satisfaction of Purchaser and its legal counsel, prior to or at the Closing, of each of the following conditions, except to the extent that Purchaser may waive any one or more thereof:

        (a) The representations and warranties contained in Article V of this Agreement, the schedules hereto and in each Related Document delivered by the Seller pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time.

        (b) The Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

        (c) No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or, to the knowledge of Purchaser, threatened, which seeks to restrain, enjoin, prevent the consummation or otherwise restrict the transactions contemplated by this Agreement or which questions the validity or legality of the transactions contemplated hereby.

        (d) From the date of this Agreement to the Closing Date, the Business shall not have suffered any Material Adverse Effect.

        (e) [Reserved].

        (f) The Seller shall have delivered to Purchaser, or cause to be delivered to Purchaser, the other items required to be delivered to Purchaser in accordance with Section 3.02 hereof.

        (g) The Seller shall have furnished Purchaser with such certificates to evidence compliance with the conditions set forth in this Section 7.01 as may reasonably be requested by Purchaser or its legal counsel.

     7.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER HEREUNDER. All obligations of the Seller hereunder with respect to the purchase and sale of the Acquired Assets and the other agreements hereunder are subject to the fulfillment to the satisfaction of the Seller and its legal counsel, prior to or at the Closing, of each of the following conditions, except to the extent that the Seller may waive any one or more thereof:

        (a) The representations and warranties contained in Article VI hereof, the schedules hereto, and in each Related Document to be delivered by Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time.

        (b) Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing.

        (c) No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or, to the knowledge of the Seller, threatened which seeks to restrain, enjoin, prevent the consummation of or otherwise restrict the transactions contemplated by this Agreement or which questions the validity or legality of the transactions contemplated hereby.

        (d) Purchaser shall have delivered to the Seller, or cause to be delivered to the Seller, the payments and other items required to be delivered to the Seller in accordance with Section 3.03 hereof.

        (e) Purchaser shall have furnished the Seller with such certificates of Purchaser to evidence compliance with the conditions set forth in this Section
7.02 as may reasonably be requested by the Seller or its legal counsel.

        (f) From the date of this Agreement to the Closing Date, the Purchaser's business shall not have suffered any Material Adverse Effect.

        (g) Purchaser shall have completed the private offering of its shares as contemplated by the private placement memorandum and supplement thereto described in Section 5.02(d), which offering shall have resulted in gross proceeds of at least $5,500,000.


                                  ARTICLE VIII

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION
                         -------------------------------

     8.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party hereto in this Agreement or in the attached Schedules or in any exhibit or certificate delivered pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of any other party through the third anniversary of the Closing Date, except with respect to Sections 5.01 and 6.01 ("Organization"), 5.02 ("Investment Representations"), 6.02 ("Capitalization"), 5.03 and 6.03 ("Authorization"/"Authority and Validity"), 5.04 ("Valid and Binding"), 6.04 ("Financial Statements"), 5.05 ("No Violation"), 5.06 ("Consents and Approvals"), 5.10 ("Taxes"), 5.15 ("Environmental"), 6.07 ("Consents and Approvals of Governmental Authorities"), 6.08 ("No Violation") and 6.17 ("Environmental"), which shall survive until the expiration of the statute of limitations applicable thereto. No investigation by either party shall relieve the other party from any liability for any misrepresentation, misleading statement or omission made in this Agreement or in connection with the transactions contemplated hereby.

     8.02 NOTICE OF DAMAGES. A party seeking indemnity hereunder (the "Indemnified Party") will give the party from whom indemnity is sought hereunder (the "Indemnitor") prompt notice (hereinafter, the "Indemnification Notice") of any demands, claims, actions or causes of action (collectively, "Claims") asserted against the Indemnified Party. Failure to give such notice shall not relieve the Indemnitor of any obligations which the Indemnitor may have to the Indemnified Party under this Article VIII, except to the extent that such failure has prejudiced the Indemnitor under the provisions for indemnification contained in this Agreement. For purposes of this Article VIII, Purchaser, on the one hand, and the Seller, on the other hand, shall be deemed to be the "Indemnified Party" or the "Indemnitor", as the case may be.

     8.03 AGREEMENTS TO INDEMNIFY.

        (a) Subject to the terms and conditions of this Article VIII, the Seller covenants and agrees to indemnify, defend and hold harmless Purchaser and its Affiliates (including any officer, director, stockholder, partner, member, employee, agent or representative of any thereof) (a "Purchaser Affiliate") from and against all assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable fees and expenses of legal counsel (collectively, "Damages") imposed upon or incurred by a Purchaser or any Purchaser Affiliate arising out of, in connection with or resulting from:

                        (i) any breach of any representation or warranty of, or
            nonfulfillment of any covenant or agreement of, the Seller contained in or made pursuant to this Agreement or any Related Document to which the Seller is a party;

                        (ii) any and all Excluded Liabilities; and

                        (iii) any and all claims made by creditors of the Seller
            relating to the provisions of any "bulk sales" laws of any state or other jurisdiction that be applicable to the transactions contemplated hereby.

        (b) Subject to the terms and conditions of this Article VIII, Purchaser covenants and agrees to indemnify, defend and hold harmless the Seller and its Affiliates (including any successor or assigns, officer, director, stockholder, partner, member, employee, agent or representative thereof) from and against all Damages imposed upon or incurred by such indemnified party arising out of or in connection with or resulting from:

                        (i) any breach of any representation or warranty of, or
            nonfulfillment of any covenant or agreement of, Purchaser contained in or made pursuant to this Agreement or any Related Document to which Purchaser is a party; and

                        (ii) any and all Assumed Liabilities.

        (c) The Indemnitor shall reimburse an Indemnified Party promptly after delivery of an Indemnification Notice certifying that the Indemnified Party has incurred Damages after compliance with the terms of this Article VIII, PROVIDED, HOWEVER, that the Indemnitor shall have the right to contest any such Damages or its obligations to indemnify therefor in accordance with the terms of this Agreement.

     8.04 CONDITIONS OF INDEMNIFICATION OF THIRD PARTY CLAIMS. The obligations and liabilities of an Indemnitor under Section 8.03 hereof with respect to Damages resulting from Claims by Persons not party to this Agreement shall be subject to the following terms and conditions:

        (a) Promptly after delivery of an Indemnification Notice in respect of a Claim and subject to paragraph (c) of this Section 8.04, the Indemnitor may elect, by written notice to the Indemnified Party, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of Indemnitor. If the Indemnitor chooses to defend any claim, the Indemnified Party shall cooperate with all reasonable requests of the Indemnitor and shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

        (b) In the event that the Indemnitor, within a reasonable time after receipt of an Indemnification Notice, does not so elect to defend such Claim, the Indemnified Party will have the right (upon further notice to the Indemnitor) to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim pursuant to the terms of paragraph (a) of this Section
8.04 at any time prior to settlement, compromise or final determination thereof, PROVIDED, that the Indemnitor reimburses in full all costs of the Indemnified Party (including reasonable attorney's fees and expenses) incurred by it in connection with such defense prior to such assumption.

        (c) Anything in this Section 8.04 to the contrary notwithstanding, (i) if the Indemnified Party reasonably believes there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate in the defense, compromise or settlement of such Claim, provided that the Indemnitor shall not be liable for expenses of separate counsel of the Indemnified Party engaged for such purpose, (ii) no person who has undertaken to defend a Claim under Section 8.04(a) hereof shall, without written consent of all Indemnified Parties, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Parties from all liability arising from events which allegedly give rise to such Claim.

     8.05 LIMITATIONS ON INDEMNIFICATION.

        (a) Notwithstanding anything to the contrary provided elsewhere in this Agreement, the obligations of any Indemnitor under this Agreement to indemnify any Indemnified Party with respect to any Claim pursuant to Section 8.03 shall be of no force and forever barred unless the Indemnified Party has given the Indemnitor notice of such claim prior to the third anniversary of the Closing Date, provided that there shall be no time limit for Claims made for a breach of the representations and warranties contained in Sections 5.01 and 6.01 ("Organization"), 5.02 ("Investment Representations"), 6.02 ("Capitalization"),
5.03 and 6.03 ("Authorization"/"Authority and Validity"), 5.04 ("Valid and Binding"), 6.04 ("Financial Statements"), 5.05 ("No Violation"), 5.06 ("Consents and Approvals"), 5.10 ("Taxes"), 5.15 ("Environmental"), 6.07 ("Consents and Approvals of Governmental Authorities"), 6.08 ("No Violation") and 6.17 ("Environmental") other than the statute of limitations applicable thereto. In any event, the parties shall fully cooperate with each other and their respective counsel in accordance with Section 8.04 in connection with any such litigation, defense, settlement or other attempted resolution.

        (b) Notwithstanding the reference in certain representations and warranties in Articles V and VI to exceptions set forth in a specific Schedule number, such representations and warranties shall be deemed to be qualified by all information fairly disclosed in all Schedules attached hereto, except to the extent a party has acted in bad faith in failing to include an exception in the proper Schedule.


                                   ARTICLE IX

                                   TERMINATION
                                   -----------

     9.01 TERMINATION OF AGREEMENT. The parties may terminate this Agreement prior to the Closing as follows:

        (a) Purchaser and the Seller may terminate this Agreement by mutual written consent;

        (b) Purchaser may terminate this Agreement by giving written notice to the Seller if the Closing shall fail to occur by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from a breach by Purchaser of any representation, warranty or covenant contained in this Agreement);

        (c) the Seller may terminate this Agreement by giving written notice to Purchaser if the Closing shall not have occurred by reason of the failure of any condition precedent under Section 7.02 hereof (unless the failure results primarily from a breach by the Seller of any representation, warranty or covenant contained in this Agreement);

        (d) either Purchaser or the Seller may terminate this Agreement on 20 days written notice if the other party is in material breach of this Agreement and such breach is not cured within such 20 day period; or

        (e) either Purchaser or the Seller may terminate this Agreement upon written notice if the Closing shall not have occurred on or prior to October 15, 2000.

     9.02 EFFECT OF TERMINATION. If either Purchaser or the Seller terminates this Agreement pursuant to Section 9.01, (a) each of Purchaser and the Seller will redeliver to the party furnishing the same or destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;
(b) neither the Seller nor Purchaser shall make or issue, or cause to be made or issued, any announcement or written statement concerning termination of this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other parties except as required by law or legal process; and (c) this Agreement shall become wholly void and of no force or effect, without any liability or further obligation on the part of the Seller or Purchaser or any director, officer, or principal thereof, except for liabilities of one party hereto to another arising from a breach of this Agreement prior to termination in accordance with Section 9.01 (including without limitation the breach of a representation or covenant that results in the failure of the Closing to occur) and except that the provisions set forth in this Section 9.02 shall survive such termination.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     10.01 EXPENSES. Except as otherwise provided herein, the Seller shall pay all expenses incurred by or on behalf of the Seller, and Purchaser shall pay all expenses incurred by or on behalf of Purchaser, in each case in connection with this Agreement or any transaction contemplated by this Agreement, whether or not such transaction shall be consummated, including without limitation all fees of its or their respective legal counsel and accountants.

     10.02 NOTICES. All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by telecopy (with immediate confirmation), one business day after being sent if by nationally recognized overnight courier or if mailed, then four days after being sent by certified or registered mail, return receipt requested with postage prepaid:

                         (i) If to the Seller:

                                    Storage Technology Corporation
                                    One StorageTek Drive
                                    Louisville, CO  80028
                                    Attention: Robert S. Kocol, Corporate Vice
                                       President and Chief Financial Officer
                                    Telecopy:  (303) 673-4151

                           with a copy to:

                                    Storage Technology Corporation
                                    One StorageTek Drive
                                    Louisville, CO 80028-4309
                                    Attention: Jeffrey M. Dumas, General Counsel
                                    Telecopy: (303) 673-4151

                         (ii) If to Purchaser, to:

                                    Front Porch Digital Inc.
                                    1810 Chapel Avenue West, Suite 130
                                    Cherry Hill, NJ  08002
                                    Attention:  Chief Executive Officer
                                    Telecopy:  (856) 663-3503
                           with a copy to:

                                    Pryor Cashman Sherman & Flynn LLP
                                    410 Park Avenue
                                    New York, New York 10022
                                    Attention:  Eric M. Hellige, Esq.
                                    Telecopy:  (212) 326-0806

or, in each case, to such other Person or address as any party shall furnish to the other parties in writing.

     10.03 BINDING; NO ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party; PROVIDED, HOWEVER, that Purchaser may assign all or part of this Agreement and its rights hereunder, without the consent of the Seller, (a) to an Affiliate now existing or formed hereafter or (b) with respect to any of the Acquired Assets acquired by Purchaser hereunder, from and after the Closing to a Person, not a party to this Agreement, who acquires substantially all of the assets of such party and who assumes all of the obligations of such party hereunder.

     10.04 SEVERABILITY. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

     10.05 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

            (a) All of the terms, conditions, and other provisions of this Agreement shall be interpreted and governed by reference to the laws of the State of Delaware, and any dispute arising therefrom and the remedies available shall be determined in accordance with such laws without giving effect to the principles of conflicts of law.

            (b) Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any Delaware state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement, any other agreement or document delivered pursuant hereto or any transaction contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it or he may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party and its or his counsel at their respective addresses specified in Section 10.02. Each of the parties hereto further irrevocably and unconditionally agrees that a final judgment in any such action or proceeding (after exhaustion of all appeals or expiration of the time for appeal) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        10.06 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.07 HEADINGS. The title of this Agreement and the headings of the Sections and Articles of and the Schedules to this Agreement are for reference purposes only and shall not be used in construing or interpreting this Agreement.

        10.08 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement and each Related Document delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged therewith. The waiver of breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition.

        10.09 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

        10.10 PUBLICITY. From the date hereof through the Closing Date, no party hereto shall make any announcement of the transactions contemplated hereby without the prior written consent of the other party hereto. From and after the Closing Date, except as otherwise required by law, the neither the Seller nor Purchaser shall make any announcement, issue any press release or disseminate information to the press or any third party regarding this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party hereto.

        10.11 NO PRESUMPTION. The Seller and Purchaser have each participated in the negotiation and drafting of this Agreement and have each been represented throughout to its satisfaction by legal counsel of its choosing. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        10.12 GENDER; TENSE, ETC. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

        10.13 REFERENCE TO DAYS. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

        10.14 LIMITATION OF REMEDY. In no event shall either party be liable to the other for any special, consequential, incidental or indirect damages (including without limitation damages based on lost profits, lost opportunity or the like) based on any claim arising under this Agreement, whether such agreement is based on contract, tort or any other legal theory. This limitation shall not apply to a party's obligation to indemnify against third party claims as set forth in Section 8.04.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York, all on the day and year first above written.

                   PURCHASER:

                            FRONT PORCH DIGITAL INC.


                            By: /s/ TIM PETRY
                                ----------------------------
                                 Name:  Tim Petry
                                 Title: Chief Financial Officer


                   SELLER:

                            STORAGE TECHNOLOGY CORPORATION


                            By: /s/ MARK D. MCGREGOR
                                ----------------------------
                                 Name:  Mark D. McGregor
                                 Title: Vice President and
                                        Corporate Treasurer